                                                                    Exhibit 21

                        SUBSIDIARIES OF THE REGISTRANT


                                                         State of Incorporation
                                                         ----------------------
AMSEC Corporation                                        Delaware

Andrew Palmer & Associates Limited (wholly-owned by
SAIC Limited)                                            England

AW Software und Technologie GmbH                         Austria

Bell Communications Research, Inc.                       Delaware

Bull, Inc.                                               California

Campus Point Realty Corporation                          California

Environmental Restoration Systems, Inc.                  Delaware

General Sciences Corporation                             Delaware

Hicks & Associates, Inc.                                 Delaware

JHK & Associates, Inc. dba TransCore                     Delaware

JMD Development Corporation dba JDA                      California

Network Solutions, Inc.                                  Delaware

Pathology Associates International Corporation           Delaware

PT Science Applications International Corporation
Indonesia                                                Indonesia

R.E. Wright Environmental, Inc.                          Delaware

Sachse Engineering Associates, Inc.                      California

SAIC (Bermuda) Ltd.                                      Bermuda

SAIC Colombia, Limitada                                  Colombia

SAIC Commercial Enterprises, Inc.                        California

SAIC de Mexico, S.A. de C.V.                             Mexico

SAIC Engineering, Inc.                                   California

SAIC Engineering of North Carolina, Inc.                 North Carolina

SAIC Engineering of Ohio, Inc.                           Ohio

SAIC Europe Limited                                      England

SAIC Global Technology Corporation                       Delaware


                                                         State of Incorporation
                                                         ----------------------
SAIC in Novosibirsk                                      Russia

SAIC Limited (subsidiary of SAIC Europe Limited)         England

SAIC - MIR                                               Russia

SAIC Services                                            Delaware

SAIC Ukraine Corporation                                 Delaware

Science Applications (Greece) Ltd.                       Greece

Science Applications International (Barbados)            Barbados
Corporation

Science Applications International Corporation
(SAIC Canada)                                            Canada

Science Applications International Corporation de        Venezuela
Venezuela, S.A.

Science Applications International Corporation           Singapore
(Singapore) Pte. Ltd.

Science Applications International Deutschland GmbH      Germany

Science Applications International, Europe S.A.          France

Science Applications International Pty. Ltd.             Australia

Science Applications International Technology            California

Syntonic Technology, Inc. dba TransCore                  Delaware

Systems Control Technology, Inc.                         Delaware

Tenth Mountain Systems, Inc.                             Delaware